UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

TYCO ELECTRONICS LTD.

 (Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Second Floor, 96 Pitts Bay Road

Pembroke, HM 08, Bermuda

 (Address of Principal Executive Offices, including Zip Code)

441-294-0607

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       OTHER EVENTS

On June 9, 2009, Tyco Electronics Ltd. (“Tyco Electronics”) issued a press release announcing that its wholly-owned subsidiary, Tyco Electronics Group S.A., has commenced a tender offer to purchase up to $150,000,000 principal amount of its outstanding 6.000% Senior Notes due 2012, up to $100,000,000 principal amount of its outstanding 6.550% Senior Notes due 2017, and up to $100,000,000 principal amount of its outstanding 7.125% Senior Notes due 2037. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The tender offer will expire at 11:59 p.m., New York City time, on July 7, 2009 and is subject to, and conditioned upon, the satisfaction or waiver of the general conditions described in the offer to purchase, dated June 9, 2009.

The information contained in this report is neither an offer to purchase nor a solicitation of an offer to sell any notes.  The tender offer is being made pursuant to the offer to purchase and related letter of transmittal, copies of which will be delivered to all holders of the 6.000% Senior Notes due 2012, 6.550% Senior Notes due 2017, and 7.125% Senior Notes due 2037.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated June 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD.
(Registrant)

	By:	/s/ Terrence R. Curtin
Terrence R. Curtin Executive Vice President and Chief Financial Officer

Date: June 10, 2009